UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2020

Aon plc

(Exact name of registrant as specified in its charter)

Ireland	1-7933	98-1539969
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Metropolitan Building, James Joyce Street Dublin 1, Ireland	D01 K0Y85
(Address of principal executive offices)	(Zip Code)

Registrant ’s telephone number, including area code: +353 1 266 6000

Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Ordinary Shares, $0.01 nominal value	AON	New York Stock Exchange
Guarantees of Aon plc’s 2.800% Senior Notes due 2021	AON21	New York Stock Exchange
Guarantees of Aon plc’s 4.000% Senior Notes due 2023	AON23	New York Stock Exchange
Guarantees of Aon plc’s 3.500% Senior Notes due 2024	AON24	New York Stock Exchange
Guarantees of Aon plc’s 3.875% Senior Notes due 2025	AON25	New York Stock Exchange
Guarantees of Aon plc’s 2.875% Senior Notes due 2026	AON26	New York Stock Exchange
Guarantees of Aon plc’s 4.250% Senior Notes due 2042	AON42	New York Stock Exchange
Guarantees of Aon plc’s 4.450% Senior Notes due 2043	AON43	New York Stock Exchange
Guarantees of Aon plc’s 4.600% Senior Notes due 2044	AON44	New York Stock Exchange
Guarantees of Aon plc’s 4.750% Senior Notes due 2045	AON45	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01.	Regulation FD Disclosure

Aon plc (the “Company”) has decided to end the previously announced temporary salary reductions of up to 20%, effective July 1, and to repay colleagues in full, plus 5% of the withheld amount. The Company remains committed to the pledge that no colleague will lose their job due to the COVID-19 outbreak.

Based on observations and analysis over the last four months, the Company is now confident that temporary salary reductions are no longer necessary to meet this commitment to 50,000 colleagues. This decision is unrelated to any near-term change in the Company’s financial performance or expectations and is instead supported by three reasons:

1.	While global GDP and unemployment trends remain negative, and materially worse than in many other downturns, the Company’s expected likelihood of worst-case macroeconomic scenarios has decreased significantly.

2.	The resilience of the core business has been demonstrated, though there has been impact, particularly in the more discretionary portions of the business, as was expected and communicated in the first quarter earnings call.

3.	Though the organization has been tested by the volatility of the last four months, the strength of the Aon United strategy has proven as effective in this challenge as it has been during more positive times.

The Company believes the overall macroeconomic uncertainty and downside are somewhat less significant than anticipated, and therefore is ending this aspect of its operational flexibility plan. Other components of the plan, including expense discipline, pause in share buyback and new merger and acquisition activity, temporary salary reductions of 50% for our named executive officers, and 50% reduction in cash compensation for the Board of Directors, will remain in place at this time.

The Company expects to accrue the expense for salary repayments in the second quarter and make repayments to employees in the third quarter.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 30, 2020	AON PLC

	By:	/s/ Molly Johnson
Molly Johnson
Assistant Company Secretary